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                                                                     EXHIBIT 4.2


                      FIRST AMENDMENT TO LOAN AGREEMENT AND
                              REVOLVING CREDIT NOTE


         This First Amendment to Loan Agreement and Revolving Credit Note, dated as of October 16, 2000 ("Amendment"), is entered into by and between SUPERIOR UNIFORM GROUP, INC., a Florida corporation (together with all Subsidiaries and all Affiliates, as herein defined, "Borrower"), and FIRST UNION NATIONAL BANK, a national banking association ("Lender").

                                    RECITALS

         A. Borrower and Lender are parties to that certain Loan Agreement dated as of March 26, 1999 ("Loan Agreement") pursuant to which Lender has made a revolving credit loan to Borrower in the maximum principal amount of $15,000,000.00 and a term loan to Borrower in the original principal amount of $12,000,000.00. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

         B. Borrower has requested that Lender make an additional term loan to Borrower, and Lender has agreed to make an additional term loan to Borrower, in accordance with the terms of this Amendment.

                                    AGREEMENT

         In consideration of the foregoing and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound hereby, agree as follows:

         1. Modification of Loan Agreement. The Loan Agreement is amended as follows:

                  a. the following definitions are hereby added to Section 1 of the Loan Agreement:

                           (i)      Term Loan B Maturity Date: means November 1,
2005.

                           (ii)     Term Loan A: as defined in Section 3.1.

                           (iii)    Term Loan B: as defined in Section 3.1.

                           (iv)     Term Notes: means Term Note A and Term Note
B, each substantially in the form as attached as Exhibits B-1 and B-2 respectively, together with any and all amendments, modifications, extensions, substitutions and renewals therefor.




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                  b.       the definition of the term "Notes" is hereby deleted
in its entirety and replaced with the following:

                  "Notes: collectively, Term Note A, Term Note B, and the Revolving Credit Note, together with any and all amendments, modifications, extensions, substitutions and renewals thereof."

                  c. the term "Term Promissory Note" as used in the Loan Agreement is hereby revised to refer and mean the Term Notes.

                  d. The definition of "Term Loan Maturity Date" is hereby deleted in its entirety and replaced with the following:

                  "Term Loan A Maturity Date": April 1, 2009, subject to the provisions of Section 5.7."

                  e. The definition of "Term Loan" is hereby revised to mean and refer to "Term Loans."

                  f. Section 3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  3.       TERM LOANS.

                  3.1 Term Loans; Maximum Amount; Use of Proceeds. Subject to the terms and conditions hereof and in reliance of any representations and warranties set forth herein, and in the Financials heretofore delivered to Lender, Lender agrees to make a term loan to Borrower in the principal amount of TWELVE MILLION DOLLARS AND NO/100THS ($12,000,000.00) ("Term Loan A") and a term loan to Borrower in the principal amount of FIVE MILLION DOLLARS AND NO/100THS ($5,000,000.00) ("Term Loan B;" together with Term Loan A, the "Term Loans"). The proceeds of the Term Loans shall be used by Borrower to fund asset acquisitions and to refinance existing debt.

                  3.2 Term Notes. The Term Loans are to be evidenced by that certain $12,000,000.00 Term Promissory Note dated as of March 26, 1999 ("Term Note A") and that certain $5,000,000.00 Term Promissory Note dated as of October 16, 2000 ("Term Note B").

                  3.3 General Interest Rate. The Term Loans shall bear interest on the daily outstanding balance of principal at the rate specified in each of the Term Notes.

                  "3.4     Payment of Term Loans. The Term Loans and interest
                  accrued thereon shall be due and payable as set forth in the respective Term Notes. Notwithstanding any term herein to the




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                  contrary or any term of any Other Agreements, upon the
                  occurrence of an Event of Default, Lender shall have the right to demand immediate payment of the entire Indebtedness relating to the Term Loans."

                  g. Section 5.7(a) is hereby deleted in its entirety and replaced with the following:

                  "(a)     Borrower prepays Term Loan A in full or Term Loan A
                  is terminated pursuant to the terms of this Agreement or the other Agreements; or"

                  h. Section 7.1(d)(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(ii) at all times after December 31, 1999, not less than the sum of $60,000,000.00 plus fifty percent (50%) of Borrower's net income after March 31, 1999, less the aggregate price paid by Borrower to purchase Treasury Stock after February 1, 2000."

                  i. The following is hereby added as new Section 7.2(g) of the Loan Agreement:

                  "pay more than $10,000,000.00 in the aggregate for stock of Borrower acquired after February 1, 2000."

                  j. Section 7.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "7.2 Negative Covenants. Without Lender's prior written consent, Borrower shall not:

                  (a) create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than (i) liens for taxes contested in good faith, (ii) liens accruing by law for employee benefits, or (iii) liens identified on Exhibit C attached hereto."

                  k. Exhibit B of the Loan Agreement is hereby deleted and replaced with Composite Exhibit B-1 and B-2 attached to this Amendment.

         l. The Loan Agreement is hereby deemed to include Exhibit C attached to this Amendment.

         2. Modification Revolving Credit Note. The term "Term Loan" as used in the Revolving Promissory Note shall refer to and mean Term Note A.




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         3.       Tax Indemnity. Borrower and Lender have concluded that Florida document excise taxes are not due in connection with this Amendment or any of the other Loan Documents because the Loan Documents have been executed by Borrower and the other signatories, and delivered to Lender, outside the State of Florida. Nevertheless, Borrower shall pay to Lender in full, on demand, the amount of all document excise taxes, including interest and penalties, that either Lender or the Florida Department of Revenue later deem to be due and applicable with respect to the Notes or any of the other Loan Documents, or any other agreement between or among Borrower the Subsidiaries and Lender. In addition, Borrower shall reimburse Lender for any document excise taxes, including penalties and interest, paid by Lender and all costs and attorney's fees that Lender incurs in defending against an imposition of such taxes on any of the Notes, this Amendment, the other Loan Documents and any other agreement between or among Borrower, the Subsidiaries and Lender.

         4. Representations and Warranties. Borrower represents and warrants to Lender that:

                  c. all of Borrower's representations and warranties to Lender in the Loan Documents are true and correct on this date, as if made on this date, except to the extent any of them expressly relate to an earlier date;

                  d. since the date of the most recent financial statements delivered to Lender, there has not been any material adverse change in the financial conditions of Borrower or any Guarantor;

                  e. Borrower has the full corporate power and authority to enter into and perform its obligations hereunder and each transaction contemplated hereby; and

                  f. the execution and delivery by Borrower of this Amendment and each other document contemplated hereby and its performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate proceedings on the part of Borrower.

         5. Counterparts. The parties may execute this Amendment and any other agreement executed pursuant to it in counterparts. Each executed counterpart will be deemed to be an original, and all of them, together, will constitute the same agreement. This Amendment will become effective as of its stated date of execution, when each party has signed a counterpart and all the executed counterparts have been delivered to Lender.

         6. WAIVER OF CLAIMS. BORROWER HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, AND INTENTIONALLY WAIVES AND RELEASES LENDER (AND ITS OFFICERS, DIRECTORS, SHAREHOLDERS, REPRESENTATIVES, AND AGENTS) FROM: (a) ALL CLAIMS, DEMANDS, SUITS, AND CAUSES OF ACTION, WHETHER AT LAW OR IN EQUITY, THAT BORROWER EVER HAD, HAS NOW, OR MIGHT HAVE IN THE FUTURE, BY REASON OF ANY MATTER, CAUSE, OR THING WHATSOEVER ARISING BEFORE THE DATE AND TIME OF EXECUTION OF THIS AMENDMENT, WITH RESPECT TO: (i) ANY BREACH BY LENDER (OR AN OFFICER, DIRECTOR, SHAREHOLDER, REPRESENTATIVE, OR AGENT OF LENDER) OF ITS OBLIGATIONS OR PROMISES UNDER THE LOAN DOCUMENTS OR OTHERWISE;




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AND (ii) ANY ACTION OR INACTION BY LENDER (OR AN OFFICER, DIRECTOR, SHAREHOLDER,
REPRESENTATIVE, OR AGENT OF LENDER) THAT IS ALLEGED TO HAVE HAD AN INJURIOUS EFFECT ON THE BUSINESS, OPERATION OR MANAGEMENT OF BORROWER; AND (b) ANY
DEFENSE, COUNTERCLAIM, SETOFF, RIGHT OF RECOUPMENT OR ABATEMENT, OR OTHER CLAIM AGAINST LENDER (OR AN OFFICER, DIRECTOR, SHAREHOLDER, REPRESENTATIVE, OR AGENT
OF LENDER) RELATING TO ANY MATTER, CAUSE, OR THING WHATSOEVER ARISING BEFORE THE DATE AND TIME OF EXECUTION OF THIS AMENDMENT.

         7. Ratification of Loan Documents. The parties acknowledge that (except as expressly amended in this Amendment) the Loan Documents are unaffected, unchanged, and unimpaired and all such documents and agreements remain enforceable in accordance with their respective terms. Further, the parties ratify and confirm all their obligations under the Loan Documents, except as modified in this Amendment. Neither this Amendment nor any earlier waiver or amendment of any of the Loan Documents will constitute a novation or have the effect of discharging any liability or obligation evidenced or secured by the Loan Documents.

         8. Transaction Expenses; Taxes. Borrower shall pay all costs and expenses of Lender (including filing fees, recording fees, document excise and intangible tax, and reasonable attorney's fees and expenses) in connection with this Amendment and any related documents.

         9. Miscellaneous. This Amendment contains the final, complete, and exclusive expression of the understanding of Borrower and Lender with respect to the obligations created under it and supersedes any prior or contemporaneous agreement, understanding, or representation, oral or written, by either of them. Except as expressly provided herein, this Amendment does not constitute a waiver of any rights of Lender or obligations of Borrower under the Loan Documents, and no waiver herein will constitute a continuing waiver or a waiver of any other or future rights or obligations. A waiver or modification of any provision of this Amendment is valid only if the waiver or modification is in writing and signed by each party. The titles and headings preceding the text of the sections of this Amendment have been inserted solely for convenience of reference and do not affect this Amendment's meaning or effect. This Amendment is binding on each heir, assignee, and personal representative of the Borrower, and inures to the benefit of each assignee and successor of Lender. This Amendment is not assignable by Borrower, and any attempted assignment by Borrower will not be valid or effective against Lender. Lender may assign this Amendment, and its assignee will succeed to all the rights of Lender under it. Words of the neuter gender in this Amendment are to be construed to include words of the masculine and feminine genders. This Amendment is a Florida contract, and the parties intend that it is to be construed according to the laws of the State of Florida.




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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first written above.


                                         FIRST UNION NATIONAL BANK, a national
                                         banking association

                                         By: /s/
                                                --------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                         SUPERIOR UNIFORM GROUP, INC., a Florida
                                         corporation

                                         By: /s/
                                                --------------------------------
                                                 Michael Benstock
                                                 Co-President












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